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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Form S-8, Registration Statement Nos. 33-28177, 33-42510, 33-49614, 33-49616, 333-02199 and 333-18549 dated
May 4, 1989, August 23, 1991, July 10, 1992, July 10, 1992, April 3, 1996 and
December 23, 1996, respectively, and in Registration Statement No. 33-57780 on Form S-3 dated February 3, 1993, of our report dated January 30, 1997, with respect to the consolidated financial statements and schedule of Empi, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                       /s/ Ernst & Young, LLP

Minneapolis, Minnesota
March 24, 1997

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